As filed with the Securities and Exchange Commission on August 2, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUELINX HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0627356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4300 Wildwood Parkway Atlanta, Georgia 30339 (404) 953-7000 (Address, including zip code, of registrant’s principal executive offices)

BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan

(Full title of the plan)

Sara E. Epstein

Senior Counsel

BlueLinx Holdings Inc.

4300 Wildwood Parkway

Atlanta, Georgia 30339

(404) 953-7000

(Name, address and telephone number, including area code, of agent for service)

With copies to:

David W. Ghegan, Esq.

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308

(404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	7,000,000 shares	$2.39	$16,730,000	$1,917.26

(1)	Represents additional shares of common stock, par value $0.01 per share (the “Common Stock”) of BlueLinx Holdings Inc., a Delaware corporation, reserved for issuance upon the exercise of options and the issuance of restricted shares of Common Stock granted or available to be granted under the Company’s Amended and Restated 2006 Long-Term Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low price per share of Registrant’s common stock as reported on the New York Stock Exchange on July 30, 2012.

Explanatory Note

This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 7,000,000 shares of common stock, $0.01 par value, of BlueLinx Holdings Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), issuable pursuant to the Company’s Amended and Restated 2006 Long Term Equity Incentive Plan (the “Plan”). Accordingly, the contents of the original registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) with respect to the Plan on May 31, 2006 (File No. 333-134612) and the additional registration statements on Form S-8 filed by the Company with the Commission with respect to the Plan on June 9, 2008 (File No. 333-151529) and August 5, 2011 (File No. 333-176130) are incorporated by reference in this registration statement to the extent not modified hereby.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this registration statement, and information we file later will automatically update and supersede this information. The following documents are incorporated by reference:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 27, 2012.

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed with the Commission on May 3, 2012 and August 2, 2012, respectively;

3. Our Current Report on Form 8-K filed with the Commission on May 18, 2012; and

4. The description of our Common Stock contained in our registration statement on Form 8-A filed with the Commission on December 13, 2004, as amended on August 5, 2011 and any amendments to such registration statement or any other report that we may file in the future for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in this registration statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

5.1	Opinion of Troutman Sanders LLP.

10.1	BlueLinx Holdings Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for the 2012 Annual Meeting of Stockholders, filed with the Commission on April 16, 2012).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5 hereto).

24.1	Power of Attorney (included in the signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 2nd day of August, 2012.

BLUELINX HOLDINGS INC.

By:	/s/ George R. Judd George R. Judd President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of BlueLinx Holdings Inc. hereby severally constitute and appoint George R. Judd, H. Douglas Goforth and Dean A. Adelman, or any of them, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said attorney and agent may deem necessary or advisable to enable BlueLinx to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission; and we hereby approve, ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George R. Judd George R. Judd	President and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2012

/s/ Howard D. Goforth Howard D. Goforth	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 2, 2012

/s/ Scott T. Phillips Scott T. Phillips	Chief Accounting Officer (Principal Accounting Officer)	August 2, 2012

/s/ Howard S. Cohen Howard S. Cohen	Director	August 2, 2012

/s/ Richard S. Grant Richard S. Grant	Director	August 2, 2012

/s/ Steven F. Mayer Steven F. Mayer	Director	August 2, 2012

/s/ Charles H. McElrea Charles H. McElrea	Director	August 2, 2012

/s/ Alan H. Schumacher Alan H. Schumacher	Director	August 2, 2012

/s/ Robert G. Warden Robert G. Warden	Director	August 2, 2012

/s/ M. Richard Warner M. Richard Warner	Director	August 2, 2012

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Troutman Sanders LLP.

10.1	BlueLinx Holdings Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for the 2012 Annual Meeting of Stockholders, filed with the Commission on April 16, 2012).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5 hereto).

24.1	Power of Attorney (included in the signature page of this registration statement).